Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

April 30, 2010 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information.

Please note that all the information disclosed in this press release primarily refers to the period March 1, 2010 through March 31, 2010 except as otherwise expressly noted.

Provisional financial information as of March 31, 2010 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended March 31, 2010.

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended March 31, 2010:

Estimated financial data of the Company for the month ended March 31, 2010

The estimated and unaudited financial data of the Company as of March 31, 2010 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	February 28, 2010	March 31, 2010
Net revenue	$6	$7
Operating income (expense)	$(7,451)	$(9,499)
Profit /(Loss) from operations	$(7,445)	$(9,492)

Other income (expenses), net	$16	$97
Preferred Stock:
- Deemed Dividend	$—	$(17,277)
EBITDA	$(7,429)	$(26,672)

Depreciation and amortization	$(119)	$(245)
Amortization of debt discount and issuance costs	$(27)	$(158)
Interest expense	$(251)	$(280)

Net profit /(loss) attributable to common shareholders	$(7,826)	$(27,355)

Estimated Research and Development expenses were $2.6 million and $2.6 million for the months of February 2010 and March 2010, respectively.

www.CellTherapeutics.com

Net financial indebtedness

The following table reports the estimated and unaudited net financial indebtedness of the Company as of February 28, 2010 and March 31, 2010, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	February 28, 2010	March 31, 2010
Cash and cash equivalents	$51,373	$41,511
Long term obligations, current portion	$(1,272)	$(1,219)
Senior subordinated notes	$(40,363)	$(40,363)
Net Financial Standing, current portion	$9,738	$(71)

Long term obligations, less current portion	$(1,756)	$(1,632)
Convertible senior notes	$(21,779)	$(21,907)
Net Financial Standing, less current portion	$(23,535)	$(23,539)
Net Financial Indebtedness	$(13,797)	$(23,610)

The total estimated and unaudited net financial position of the Company as of March 31, 2010 was approximately negative $23,610 (in thousands of U.S. dollars).

The Company’s 4% Convertible Senior Subordinated Notes with a redemption date of July 1, 2010 come due within the next twelve months.

The Company had no debt that matured during the month of March 2010.

Outstanding notes and preferred shares

The following table discloses information about the Company’s convertible notes as of March 31, 2010, compared with the same information as of February 28, 2010:

Convertible Notes–March 31, 2010

Description	Maturity/ Redemption Date	Principal/ Aggregated Stated Value Outstanding as of February 28, 2010	Number of Common Stock Reserve as of February 28, 2010	Principal/ Aggregated Stated Value Outstanding as of March 31, 2010	Number of Common Stock Reserve as of March 31, 2010
4% Convertible Senior Subordinated Notes	1-Jul-10	$40,363,000	74,746	$40,363,000	74,746
7.5% Convertible Senior Notes	30-Apr-11	$10,250,000	122,620	$10,250,000	122,620
5.75% Convertible Senior Notes	15-Dec-11	$10,913,000	363,766	$10,913,000	363,766

Totals		$61,526,000	561,132	$61,526,000	561,132

www.CellTherapeutics.com

The Company had no outstanding preferred shares as of February 28, 2010 and March 31, 2010. In a press release issued on March 31, 2010, the Company announced that it had entered into an agreement to sell $20 million of shares of its Series 4 Preferred Stock and warrants to purchase shares of its common stock in a registered offering to three institutional investors. The investors elected to convert all of their shares of Series 4 Preferred Stock and to receive the 40,000,000 shares of the Company’s common stock issuable upon such conversion at the closing. The financing closed on April 6, 2010.

Regulatory Matters and Products in Development

In a press release issued on February 9, 2010, the Company announced that the U.S. Food and Drug Administration (the “FDA”) informed the Company that due to severe weather conditions in the Washington, D.C. area, the FDA postponed the Oncologic Drugs Advisory Committee (“ODAC”) meeting that was to be held on Wednesday, February 10, 2010 to discuss the pixantrone New Drug Application (“NDA”). In such regard, on February 10, 2010, the Company issued a press release in Italy disclosing certain information regarding the briefing documents circulated by the FDA in relation to the approval process for pixantrone, as well as an executive summary of the document prepared by the Company and posted on the FDA’s website regarding the pixantrone NDA. On March 1, 2010, the Company announced that the ODAC meeting was rescheduled to March 22, 2010. On March 8, 2010, the Company announced that the FDA completed its inspection of the facility at NerPharMa (a pharmaceutical manufacturing company belonging to Nerviano Medical Sciences Srl, in Nerviano, Italy), which manufactures the Company’s drug pixantrone and has found the site in compliance and acceptable for continued manufacturing of the drug product. On March 22, 2010, the Company announced that the FDA’s ODAC panel voted unanimously that clinical trial data was not adequate to support approval of pixantrone for patients with relapsed or refractory aggressive non-Hodgkin’s lymphoma (“NHL”). The Company announced in a press release on April 9, 2010 that it had received a Complete Response Letter from the FDA regarding its new drug application (“NDA”) for pixantrone. In the Complete Response Letter, the FDA cited as its primary reason for the action its concerns previously raised at the ODAC meeting on March 22, 2010 and recommended that the Company conduct an additional clinical study of pixantrone to demonstrate the safety and effectiveness of pixantrone.

www.CellTherapeutics.com

The Company announced in a press on April 19, 2010 that it had met with and received feedback from the rapporteurs and the European Medicines Agency's (the “EMEA”) medical reviewers regarding a proposed filing of a Marketing Authorization Application (“MAA”) for pixantrone in the European Union to treat relapsed/refractory aggressive non-Hodgkin’s lymphoma. The rapporteurs, who are assigned by the EMEA, are responsible for providing scientific advice on the evaluation of medicinal products. The feedback was supportive of filing on the basis of the PIX301 trial and the Company expects to submit the MAA during the second half of 2010. The Company announced in a press release on April 21, 2010 that the EMEA’s Pediatric Committee (the “PDCO”) recommended that the Company submit an updated Pediatric Investigation Plan (“PIP”) for pixantrone following discussions with the Company about the preclinical and clinical pixantrone data, including PIX301, and the desire to explore the potential benefits pixantrone may offer to children with hematologic cancer. The Company expects to submit a revised PIP to the EMEA by the end of the second quarter of 2010. On March 4, 2010, the Company announced that it had received a statement on March 1, 2010 from the Gynecologic Oncology Group (GOG) leadership that the phase III GOG-212 clinical trial of the Company’s OPAXIO(TM) used as maintenance therapy for ovarian cancer remains a high priority and enrollment will continue.

Corporate Transactions and Assignment of Assets

With respect to the period from March 1, 2010 through March 31, 2010, the Company has no additional information to disclose to the market.

Exchange Listing Matters

The Company has no information to disclose related to exchange listing matters.

Update on Outstanding Shares

The number of shares of the Company’s common stock, no par value (the “Common Stock”) issued and outstanding as of February 28, 2010 and March 31, 2010 were 616,116,231 and 615,423,905, respectively.

During the month of March 2010, the following transactions contributed to the change in the number of shares of the Company’s outstanding Common Stock:

•	the issuance of 215,000 shares of Common Stock relating to stock awards under the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Incentive Plan”); and

•	the cancellation of 907,326 shares of Common Stock under the 2007 Equity Incentive Plan.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the Mercato Telematico Azionario (MTA) nor of the modalities by means of which shares of Common Stock were or will be resold.

www.CellTherapeutics.com

Debt Restructuring Program

With respect to the period from March 1, 2010 through March 31, 2010, the Company has no information to disclose to the market.

The Company, in March 2010, neither issued any new debt instruments nor bought any debt instruments already issued by the Company.

The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release, the Company had approximately $41.5 million in cash and cash equivalents as of March 31, 2010. This does not include approximately $18.5 million in net proceeds the Company received in April 2010 in connection with a registered offering of its Series 4 Preferred Stock and warrants.

On April 14, 2010, the Company published in Il Sole 24 Ore, an Italian newspaper, posted on the Company’s website and filed with the SEC a notice to the Company’s shareholders (the “Notice of Call”) stating that the Company’s special meeting of shareholders (the “Special Meeting”) had been adjourned to May 14, 2010. One of the proposals being voted on at the Special Meeting is the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company from 810,000,000 to 1,210,000,000 and to increase the number of authorized shares of Common Stock of the Company from 800,000,000 to 1,200,000,000. Since presently most of the Company’s currently authorized Common Stock has been issued or is reserved for issuance upon exercise or conversion of existing derivative securities, the aforesaid increase in the number of authorized shares of Common Stock is intended to allow the Company to potentially raise additional financing amounts as needed to continue to fund its operations. For more information about the Special Meeting, please refer to the Notice of Call and the Company’s proxy statement for the Special Meeting that is available on the Company’s website.

On April 15, 2010 the Company announced it had conducted an immediate reduction in force of 36 employees. The Company expects the reduction in force and elimination of previously planned increase in commercial personnel along with a reduction in planned operating expenses to result in savings of approximately $16 million in 2010. The Company's total projected operating expenses, excluding equity based compensation, are expected to be approximately $60 million in 2010, which is a 21% reduction from its previously projected estimates. As a result of reducing these expenses, the Company is targeting an average net operating burn rate of approximately $4.4 million per month starting in the second quarter of 2010.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

www.CellTherapeutics.com

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL and/or other tumors as determined by the FDA and/or the EMEA, that the FDA may not accept the Company's proposed design for the protocol of the Company's clinical trial and/or may request additional clinical trials, that if the Company conducts an additional clinical trial, it may not demonstrate the safety and effectiveness of pixantrone, that the Company cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that the FDA may not grant the Company a meeting to discuss the design of the follow-on clinical trial for pixantrone, that the Company may not submit the MAA during the second half of 2010, that the EMEA may not accept the MAA, that the Company may not submit the PIP by the end of the second quarter of 2010, that the EMEA may not accept the PIP and the Company's ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling pixantrone,. Further risks and uncertainties that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant, the Company’s operating expenses continue to exceed its net revenues, that the Company may not be able to further reduce its operating expenses, that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation, that the Company may not obtain approval of its shareholders at the Special Meeting to amend to the Company’s Amended and Restated Articles of Incorporation, that the Company may not achieve the expected savings resulting from the reduction in force and there may be other costs associated with the reduction in force, that the Company might not achieve an average net operating burn rate per month of approximately $4.4 million per month starting in the second quarter of 2010, that the Company's total projected operating expenses, excluding equity based compensation, will not be approximately $60 million in 2010 and that the information presented herein with respect to the Company’s convertible notes may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q, as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Lindsey Jesch

T : 206.272.4347

F : 206.272.4434

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com